Exhibit 99.1

Aon plc Announces Pricing Terms and Early Participation Results of Exchange Offer

LONDON, 6 December 2012 (PR NEWSWIRE) – Aon plc (the “Company”) (NYSE: AON) announced today the pricing terms of its offer to exchange Aon Corporation’s outstanding debentures as set forth in the table below (the “Old Notes”) for the Company’s new Senior Notes due December 12, 2042 (Guaranteed by Aon Corporation)  (the “New Notes”) and cash (the “Exchange Offer”), determined as of 2:00 p.m., New York City time, on December 6, 2012 (the “Price Determination Date”) in accordance with the terms set out in the Company’s confidential offering memorandum dated November 13, 2012, as amended by the Company’s press releases dated November 28, 2012 and December 3, 2012 (as amended, the “Confidential Offering Memorandum”), and the related letter of transmittal.  The Company also announced that as of the Early Participation Date, which was 5:00 p.m., New York City time, on December 5, 2012, the Company had received tenders from the holders of approximately $165,946,000 aggregate principal amount of the Old Notes.

The interest rate on the New Notes will be 4.250%.  The yield on the New Notes will be 4.291% and the “New Notes Value” of the New Notes will be $993.12, which has been determined by reference to the bid-side yield of the 2.75% U.S. Treasury due August 15, 2042 as of the Price Determination Date, which was 2.741%.

The total exchange price to be received in the Exchange Offer (the “Total Exchange Price”) for each $1,000 principal amount of Old Notes validly tendered, and not validly withdrawn, prior to the Early Participation Date is set forth in the table below.  The Total Exchange Price includes the early exchange premium of $50.00 per $1,000 principal amount of Old Notes (the “Early Exchange Premium”) validly tendered, and not validly withdrawn, prior to the Early Participation Date.  The Total Exchange Price has been determined in accordance with the procedures set forth in the Confidential Offering Memorandum.  Holders of Old Notes who validly tender Old Notes after the Early Participation Date and whose Old Notes are accepted in the Exchange Offer will receive the Total Exchange Price less the Early Exchange Premium (the “Exchange Price”).

The table below shows the Total Exchange Price and Exchange Price per $1,000 principal amount of Old Notes accepted in the Exchange Offer.

CUSIP Number	Title of Security	Reference U.S. Treasury Security	Reference U.S. Treasury Yield	Fixed Spread (basis points)	Exchange Offer Cap	Exchange Price	Early Exchange Premium	Total Exchange Price
037389AK9	Aon Corporation’s 8.205% Junior Subordinated Deferrable Interest Debentures due January 2027	2.75% due August 15, 2042	2.741%	+ 205	$300,000,000	$1,296.20	$50.00	$1,346.20

The Total Exchange Price will be paid in the following manner:

•                  $1,000 principal amount of New Notes; plus,

•                  $353.08 in cash, which is equal to (a) the Total Exchange Price minus (b) the New Notes Value.

The Exchange Price will be paid in the following manner:

•                  $1,000 principal amount of New Notes; plus,

•                  $303.08 in cash, which is equal to (a) the Exchange Price minus (b) the New Notes Value.

In addition to the Total Exchange Price or Exchange Price, holders whose Old Notes are accepted for exchange will be paid accrued and unpaid interest on such Old Notes to but not including the settlement date.

The Exchange Offer will expire at 12:00 midnight, New York City time, at the end of December 11, 2012, unless extended or earlier terminated by the Company (the “Expiration Date”).

The settlement date is expected to be on December 12, 2012 and will apply to all Old Notes validly tendered and accepted for exchange pursuant to the terms and conditions of the Exchange Offer.

The Exchange Offer is being conducted by the Company upon the terms and subject to the conditions set forth in the Confidential Offering Memorandum, and related letter of transmittal. The Exchange Offer is only extended, and copies of the offering documents will only be made available, to a holder of Old Notes that has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”) or (2) (A) a person who is not a “U.S. person” as defined in Regulation S under the Securities Act and (B) if resident and/or located in any Member State of the European Economic Area which has implemented provisions of the Directive 2003/71/EC (as amended, including pursuant to Directive 2010/73/EU, the “Prospectus Directive”), a qualified investor as defined in Article 2.1(e) of the Prospectus Directive (each, an “Eligible Holder”).

The New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Company will enter into a registration rights agreement with respect to the New Notes.

Documents relating to the Exchange Offer will only be distributed to holders of the Old Notes that, prior to 5:00 p.m. New York City time on December 10, 2012, complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the Old Notes that desire a copy of the eligibility letter may contact D.F. King & Co., Inc., the information agent for the Exchange Offer, by calling toll-free (800) 967-4612 or at (212) 269-5550 (banks and brokerage firms) or visit the website for this purpose at http://www.dfking.com/aon.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offer is being made solely by the confidential offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Contacts:

Investors:

Scott Malchow

Vice President, Investor Relations

+44 207-086-0100

Media:

David Prosperi

Vice President, Global Public Relations

(312) 381-2485

This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors.  Potential factors that could impact results include:  general economic conditions in different countries in which Aon does business around the world, including conditions in the European Union relating to sovereign debt and the continued viability of the Euro; changes in the competitive environment; changes in global equity and fixed income markets that could affect the return on invested assets; changes in the funding status of Aon’s various defined benefit pension plans and the impact of any increased pension funding resulting from those changes; rating agency actions that could affect Aon’s ability to borrow funds; fluctuations in exchange and interest rates that could influence revenue and expense; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; the impact of any investigations brought by regulatory authorities in the U.S., U.K. and other countries; the cost of resolution of other contingent liabilities and loss contingencies, including potential liabilities arising from error and omissions claims against Aon; the failure to retain and attract qualified personnel; the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which Aon operates, particularly given the global scope of Aon’s  businesses and the possibility of conflicting regulatory requirements across jurisdictions in which Aon does business; the effect of the change in global headquarters and jurisdiction of incorporation, including the reaction of clients, employees and other constituents, the effect of compliance with U.K. regulatory regimes or the failure to realize some of the anticipated benefits; the extent to which Aon retains existing clients and attracts new businesses and Aon’s ability to incentivize and retain key employees; the extent to which Aon manages certain risks created in connection with the various services, including fiduciary and advisory services, among others, that Aon currently provides, or will provide in the future, to clients; the possibility that the expected efficiencies and cost savings from the merger with Hewitt Associates Inc. (“Hewitt”) will not be realized, or will not be realized within the expected time period; the risk that the Aon and Hewitt businesses will not be integrated successfully; Aon’s ability to implement restructuring initiatives and other initiatives intended to yield cost savings, and the ability to achieve those cost savings; the potential of a system or network disruption resulting in operational interruption or improper disclosure of personal data; any inquiries relating to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S.

anti-corruption laws and with U.S. and non-U.S. trade sanctions regimes; and Aon’s ability to grow and develop companies that it acquires or new lines of business. Further information concerning Aon and its business, including factors that potentially could materially affect Aon’s financial results, is contained in Aon’s filings with the SEC. See Aon’s Annual Report on Form 10-K and Annual Report to Shareholders for the fiscal year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2012, June 30, 2012 and September 30, 2012 and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to Aon’s businesses. Aon does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.